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                                   EXHIBIT 10.10

                                   NOGATECH, INC.
                    SERIES B PREFERRED STOCK PURCHASE AGREEMENT

       THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of January 13, 2000 by and between NOGATECH, INC., a Delaware corporation (hereinafter the "Corporation"), and Nomura International plc, a public limited company incorporated under the laws of England and Wales ("Investor").

                                      RECITALS

       A. The Corporation desires to raise money by the sale of its Series B Convertible Preferred Stock (hereinafter, the "Series B Preferred Stock").

       B. The Investor desires to purchase shares of Series B Preferred Stock from the Corporation on the terms and conditions hereinafter set forth.

                                     AGREEMENT

       NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties agree as follows:

       1.     AUTHORIZATION AND SALE OF SERIES B PREFERRED STOCK.

              a. AUTHORIZATION. The Corporation will authorize on, or before, the Closing the sale and issuance of up to one million one hundred ninety-six thousand one hundred seventy-two (1,196,172) shares of its Series B Preferred Stock (hereinafter the "Purchased Shares") to Investor having the rights, privileges and preferences as set forth in the Second Amended and Restated Certificate of Incorporation (hereinafter the "Certificate") substantially in form and substance to EXHIBIT A attached hereto and incorporated by reference herein.

              b. SALE OF SERIES B PREFERRED STOCK. Subject to the terms and conditions hereof, the Corporation will issue and sell to Investor and Investor will purchase from the Corporation the Purchased Shares at a per share purchase price of Four U.S. Dollars and Eighteen Cents (U.S. $4.18), for an aggregate purchase price of Five Million U.S. Dollars (U.S. $5,000,000) (the "Purchase Price").

       2.     ISSUANCE AND PAYMENT.

              a. CLOSING. Subject to the terms and conditions hereof, the closing of the purchase and sale of the Purchased Shares (hereinafter the "Closing") shall be held (via facsimile transmittal and wire transfers) at the offices of Bay Venture Counsel, LLP, 1999 Harrison Street, Suite 1300, Oakland, California 94612, on or about January 15, 2000, or at such other time and place upon which the Corporation and Investor shall agree (the date of the Closing is hereinafter referred to as the "Closing Date"). Investor shall wire the Purchase Price to the Corporation's account in accordance with the wiring instructions set forth on Schedule 2.a. hereto. The wire instructions shall include a message identifying the Corporation as the recipient of the wire.

              b.     DELIVERY OF DOCUMENTS BY THE CORPORATION AT THE CLOSING.

                     At the Closing, the Corporation will deliver to Investor executed originals of the following documents:

                     i. Copy of a Special Resolution of the Corporation's shareholders, attached hereto as EXHIBIT B, by which, among other things, the Second Amended and Restated Certificate of Incorporation of the Corporation as in effect to date shall be amended pursuant to the Amended Certificate.

                     ii. Copies of resolutions of the Corporation's Board of Directors, attached hereto as EXHIBIT C, approving the transactions contemplated by this Agreement

                     iii.   this Agreement;

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                     iv.    a stock certificate ("Certificate"), registered
in the name of Investor, representing the Purchased Shares to be purchased by Investor, substantially in the form of EXHIBIT D attached hereto and incorporated by reference herein;

                     v. an opinion of United States counsel (the "BVC Opinion") substantially in the Form of EXHIBIT E attached hereto and incorporated by reference herein;

                     vi. an opinion of special Delaware counsel (the "PHS Opinion") substantially in the form of EXHIBIT F attached hereto and incorporated by reference herein;

                     vii. an opinion of Israeli counsel (the "Fischer Behar Opinion") substantially in the Form of EXHIBIT G attached hereto and incorporated by reference herein;

                     viii. a Waiver of the Right of First Refusal Agreement ("Waiver") signed by Challenge Fund-Etgar, L.P., Les Fils Dreyfus & Cie, S.A., Simha Sharon Corex Israeli Industries Ltd., Holland Venture BV, Ophir Holdings Ltd., Docor International BV, Inventech Ltd., and Ronchal Investments N.V. (collectively, the "Existing Investors") pursuant to which the Existing Investors, among other things, waive their right of first refusal and consent to the sale and issuance of the Purchased to Investor, substantially in the form of EXHIBIT H attached hereto and incorporated by reference herein;

                     ix. an Shareholders Agreement (the "Shareholders Agreement") substantially in the form of EXHIBIT I attached hereto;

                     x. an Liquidation Preference Agreement (the "Liquidation Preference Agreement") substantially in the form of EXHIBIT J attached hereto; and

                     xi. a Second Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement") substantially in the form of Exhibit K attached hereto.

              c. DELIVERY OF DOCUMENTS BY THE INVESTOR AT THE CLOSING. At the Closing, Investor will deliver to the Corporation executed copies of (i) this Agreement; (ii) the Shareholders Agreement; (iii) the Liquidation Preference Agreement; and (iv) the Registrations Rights Agreement.

       3. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. Except as set forth on Schedule 3 attached hereto, the Corporation hereby represents and warrants to Investor, and acknowledges that the Investor is entering into this Agreement in reliance thereon, as follows:

              a.     ORGANIZATION.

                     i. As of the date hereof, the Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as proposed to be conducted. Except as set forth in Section 3.a.i. of Schedule 3 attached hereto, the Corporation has all requisite power and authority to execute and deliver this Agreement, and other agreements contemplated hereby or which are ancillary hereto, and to consummate the transactions contemplated hereby and thereby. Neither the nature of the Corporation's business as now conducted nor its ownership or leasing of property require that the Corporation be qualified to do business or in good standing in any jurisdiction other than the State of Delaware. Copies of the Corporation's Second Amended and Restated Certificate of Incorporation and Bylaws, as in effect on the date hereof are attached hereto as EXHIBITS A AND L and incorporated by reference herein, respectively. The Corporation has not taken any action or failed to take any action, which action or failure would preclude or prevent the Corporation from conducting its business after the Closing in the manner heretofore conducted. The Corporation has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted and as proposed to be conducted by it, the lack of which would have a material adverse effect on the business, properties, prospects, or financial condition of the Corporation, and the Corporation believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Corporation is not in default under any of such franchises, permits, licenses, or other similar authority which would have a material adverse effect on the business,

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properties, prospects or financial condition of the Corporation.

                     ii. The Corporation's wholly-owned subsidiary, Nogatech Ltd., an Israeli company (the "Nogatech Ltd."), is duly organized, validly existing and in good standing under the laws of the State of Israel, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as proposed to be conducted. Neither the nature of Nogatech Ltd.'s business as now conducted nor its ownership or leasing of property require that Nogatech Ltd. be qualified to do business or in good standing in any jurisdiction other than the State of Israel. Nogatech Ltd. has not taken any action or failed to take any action, which action or failure would preclude or prevent Nogatech Ltd. from conducting its business after the Closing in the manner heretofore conducted. Nogatech Ltd. has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted and as proposed to be conducted by it, the lack of which would have a material adverse effect on the business, properties, prospects, or financial condition of Nogatech Ltd., and the Corporation believes that Nogatech Ltd. can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Nogatech Ltd. is not in default under any of such franchises, permits, licenses, or other similar authority which would have a material adverse effect on the business, properties, prospects or financial condition of Nogatech Ltd.

              iii. The Corporation's wholly-owned subsidiary, Nogatech California, a California corporation ("Nogatech California," and together with Nogatech Ltd., "Subsidiaries" or each a "Subsidiary"), is duly organized, validly existing and in good standing under the laws of the State of California, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as proposed to be conducted. Neither the nature of Nogatech California's business as now conducted nor its ownership or leasing of property require that Nogatech California be qualified to do business or in good standing in any jurisdiction other than the State of California. Nogatech California has not taken any action or failed to take any action, which action or failure would preclude or prevent Nogatech California from conducting its business after the Closing in the manner heretofore conducted. Nogatech California has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted and as proposed to be conducted by it, the lack of which would have a material adverse effect on the business, properties, prospects, or financial condition of Nogatech California, and the Corporation believes that Nogatech California. can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Nogatech California is not in default under any of such franchises, permits, licenses, or other similar authority which would have a material adverse effect on the business, properties, prospects or financial condition of Nogatech California.

              b.     OWNERSHIP OF STOCK.

                     i.     Immediately prior to the Closing, the
Corporation's authorized capital stock shall include only two authorized classes of capital stock consisting of (A) thirty-two million (32,000,000) shares of Preferred Stock, thirty million (30,000,000) shares of which have been designated as Series A Convertible Preferred Stock; and (B) forty million (40,000,000) shares of a sole class of Common Stock. Immediately prior to the Closing (not taking into account the Closing), the Corporation will have a total of eight hundred thirty-eight thousand seven hundred forty (838,740) shares of Common Stock outstanding; a total of fifteen million nine hundred six three hundred four (15,906,304) shares of Series A Preferred Stock outstanding; and up to (Y) three million two hundred ninety-two thousand nine hundred forty (3,292,940) shares of Common Stock subject to issuance pursuant to outstanding options granted to employees under stock plans; and (Z) two million five hundred eighty-six thousand five hundred sixty-seven (2,586,567) shares of Common Stock subject to issuance to investors pursuant to investor stock option agreements. Attached hereto as Attachment 3.b.i. is a capitalization table setting forth a detailed summary of the equity holdings of the Corporation taking into account the Closing.
To the extent that such capitalization table identifies sets forth the names and beneficial holdings of shareholders of the Corporation, such information is based on information received by the Corporation as of Closing from the shareholders of record of the Corporation.

                     ii.    Simultaneously with the Closing, the
Corporation's authorized capital stock shall include only two authorized classes of capital stock consisting of (i) thirty-two

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million (32,000,000) shares of Preferred Stock, thirty million (30,000,000)
shares of which have been designated as Series A Convertible Preferred Stock, and one million one hundred ninety-six thousand one hundred seventy-two (1,196,172) of which have been designated as Series B Convertible Preferred Stock; (ii) forty million (40,000,000) shares of a sole class of Common Stock. Immediately prior to, or simultaneous with, the Closing (taking into consideration the Closing), the Corporation will have a total of eight hundred thirty-eight thousand seven hundred forty (838,740) shares of Common Stock outstanding; a total of fifteen million nine hundred six thousand three hundred four (15,906,304) shares of Series A Preferred Stock outstanding; and
(iii) and up to one million one hundred ninety-six thousand one hundred seventy-two (1,196,172) shares of Series B Convertible Preferred Stock outstanding; and up to (A) ) three million two hundred ninety-two thousand nine hundred forty (3,292,940) shares Common Stock subject to issuance pursuant to outstanding options granted to employees under stock plans; and
(B) two million five hundred eighty-six thousand five hundred sixty-seven (2,586,567) shares of Common Stock subject to issuance to investors pursuant to investor stock option agreements (together with (A) of this Section 3.b.(ii), the "Options"). Immediately prior to, or simultaneous with, the Closing (taking into consideration the Closing), the Corporation has reserved
(X) one million one hundred ninety-six thousand one hundred seventy-two (1,196,172) shares of the outstanding Common Stock for issuance upon conversion of the Series B Preferred Stock; (Y) seventeen million one hundred ninety-seven thousand one hundred seventy (17,197,170) shares of Common Stock for issuance upon conversion of the outstanding Series A Preferred Stock; and
(Z) five million eight hundred seventy-nine thousand five hundred seven (5,879,507) shares of Common Stock subject to issuance upon exercise of the Options.

                     iii. Except for the transactions contemplated by this Agreement and as described in Section 3.b. (i), 3.b. (ii) and in Section 3.b.
(iii) of Schedule 3, herein, there are no other capital stock, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from the Corporation any capital stock of the Corporation and there are no contracts or binding commitments providing for the issuance of, or the granting of rights to acquire, any capital stock of the Corporation or under which the Corporation is, or may become, obligated to issue any of its securities. At the Closing, the Purchased Shares will be duly authorized, validly issued, fully paid, nonassessable, and free of any preemptive rights, and will have the rights, preferences, privileges, and restrictions set forth in the Amended Certificate, and will be free and clear of any liens, claims, encumbrances or third party rights of any kind and duly registered in the name of each Investor in the Corporation's stock register. The Common Stock issuable upon conversion of the Purchased Shares have been duly authorized and reserved for issuance by all necessary corporate action and, when issued and allotted in accordance with the terms of the Amended Certificate, will be duly and validly issued, fully paid, nonassessable, and free of any preemptive rights, will have the rights, preferences, privileges and restrictions set forth in the Amended Certificate, and will be free and clear of any liens, encumbrances, claims, or third party rights of any kind and duly registered in the name of each Investor in the Corporation's stock register. Except as provided in certain of the material agreements set forth in Section 3.m.A.1. of Schedule 3, the Corporation is not under any obligation to register for trading on any securities exchange any of its currently outstanding securities or any of its securities which may hereafter be issued. Since its incorporation, there has been no declaration or payment by the Corporation of dividends, or any distribution by the Corporation of any assets of any kind to any of its shares in redemption of or as the purchase price for any of the Corporation's securities.

                     iv. Simultaneously with the Closing, (A) Nogatech Ltd.'s authorized capital stock shall include only one authorized class of capital stock consisting of seventeen thousand six hundred (17,600) Ordinary Shares; and (B) Nogatech California's authorized capital stock shall include only one authorized class of capital stock consisting of one thousand (1,000) shares of Common Stock.

              c. SUBSIDIARIES. The Corporation does not own any of the issued and outstanding capital stock of any other company other than the Subsidiaries, and is not a participant in any partnership or joint venture.

              d. DIRECTORS, OFFICERS. Immediately prior to the Closing, the directors of the Corporation are Nathan Hod, Andrew Schonzeit, Avraham Fischer, Dr. Arie Heiman, Yossi Vinitski, Davidi Gilo, Gerald Dogon, Yirmiahu Kaplan and Moshe Harel. Except as set forth in Section 3.d of Schedule 3, the Corporation has no agreement, obligation or commitment with respect to the election of any individual or individuals to its Board of Directors and, to the best of the Corporation's

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knowledge, there is no voting agreement or other arrangement among the holders of the Corporation's shares. As of the Closing, Dr. Arie Heiman is the Corporation's Chief Executive Officer, and Yaron Garmazi is the Corporation's Chief Financial Officer and Secretary. All agreements, commitments and understandings, whether written or oral, with respect to any compensation to be provided to any of the Corporation's directors or officers have been fully disclosed in writing to Investor. Simultaneous with the Closing, the directors of Nogatech Ltd. are Dr. Arie Heiman and Yaron Garmazi, and the officers of Nogatech Ltd. are Dr. Arie Heiman, Chief Executive Officer, and Yaron Garmazi, Chief Financial Officer and Secretary. The directors and officers of Nogatech California are the same as the directors and officers of the Corporation.

              e. FINANCIAL STATEMENTS. The Corporation has furnished Investor with the financial statements attached hereto as EXHIBIT M and incorporated by reference herein (the "Financial Statements"). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles and are true and correct in all material respects, are in accordance with the books and records of the Corporation, and fairly and accurately present in all material respects the financial position of the Corporation as of such dates and the results of its operations for the periods then ended. Neither the Corporation nor either Subsidiary has liabilities, debts or obligations, whether accrued, absolute or contingent, other than liabilities (i) set forth in the Financial Statements, or (ii) as may occur in the ordinary course of business since the date of the Financial Statements Balance Sheet, and have not or will not have singly or in the aggregate a materially adverse effect on the Corporation's or Subsidiary's business, prospects, condition (financial or otherwise), affairs, operations or assets.

              f. AUTHORIZATION; APPROVALS. All corporate action on the part of the Corporation necessary for the authorization, execution, delivery, and performance of all of the Corporation's obligations under this Agreement and for the authorization, issuance, and allotment of the Purchased Shares being sold under this Agreement and of the Common Stock issuable upon conversion of the Purchased Shares has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered by or on behalf of the Corporation, shall constitute the valid and legally binding obligations of the Corporation, legally enforceable against the Corporation in accordance with their respective terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, or moratorium or other similar laws relating to or affecting the rights of creditors, or general principles of equity, regardless of whether considered in a proceeding in equity or at law. Except as set forth on Schedule 3.f. of
Schedule 3, no consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on the part of the Corporation is required that has not been, or will not have been, obtained by the Corporation prior to the Closing in connection with the valid execution, delivery and performance of this Agreement or the offer, sale, or issuance of the Purchased Shares.

              g. COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Corporation nor any Subsidiary is in default (i) under, in the case of the Corporation, its Amended Certificate or Bylaws, in the case of Nogatech California, its Articles of Incorporation as currently in effect or Bylaws, and in the case of Nogatech Ltd., its Memorandum and Articles of Association, or other formative documents, or under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Corporation or any Subsidiary is a party or by which the Corporation or any Subsidiary or any of their respective property is bound or affected, or (ii) with respect to any law, statute, ordinance, regulation, order, writ, injunction, decree, or judgment of any court or any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, including without limitation, all certificates of approval as issued by the Investment Center of the Ministry of Industry and Trade of the State of Israel to any Subsidiary], which default, in any such case, would adversely affect or in the future is reasonably likely to have a material adverse effect on the Corporation's or any Subsidiary's business, prospects, condition (financial or otherwise), affairs, operations or assets. Except as set forth in Section 3.g of Schedule 3, to the best of the Corporation's knowledge, no third party is in material default under any agreement, contract or other instrument, document or agreement to which either the Corporation or any Subsidiary is a party or by which it or any of their respective property is affected. Neither the Corporation nor any Subsidiary is a party to or bound by any order, judgment, decree or award of any governmental authority, agency, court, tribunal or arbitrator.

              h. NO BREACH. Neither the execution and delivery of this Agreement nor compliance by the Corporation with the terms and provisions hereof and thereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of (i) the Amended Certificate or the Bylaws, or other governing instruments of the Corporation, (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, (iii) any agreement, contract, lease, license or commitment to which the Corporation is a party or to which it is subject, or
(iv) applicable law. Such execution, delivery and compliance will not (A) give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this paragraph, or to any of the properties of the Corporation or any Subsidiary or (B) otherwise require the consent or approval of any person, which consent or approval has not heretofore been obtained.

              i. RECORDS. The Corporation has made available to or provided Investor with accurate and complete copies of the minutes of every meeting of the Corporation's Stockholders and Board of Directors (and any committee thereof). No resolutions have been passed, enacted, consented to or adopted by the directors (or any committee thereof) or Stockholders of the Corporation, except for those so provided. The corporate records of the Corporation have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all respects.

              j. OWNERSHIP OF ASSETS. Neither the Corporation nor any Subsidiary currently leases or licenses any property or owns any material assets other than as described in detail in Section 3.j. of Schedule 3 hereto.

              k.     INTELLECTUAL PROPERTY AND OTHER INTANGIBLE ASSETS.

                     i. Each of the Corporation and each Subsidiary, as the case may be, owns or has the right to use, free and clear of all liens, claims and restrictions, except as set forth in Section 3.k. (i) of Schedule 3 hereto, all patents, trademarks, service marks, trade names and copyrights, and applications, licenses and rights with respect to the foregoing, and all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "Intellectual Property") used and sufficient for use in the conduct of its business as now conducted and as proposed to be conducted, without infringing upon or violating any right, lien, or claim of others, including without limitation any of its past or present shares, past and present employees and employers of the founding shares, and past and present employees and employers of the past and present employees of the Corporation or any Subsidiary, as applicable. Except as set forth in Section 3.k. (i) of
Schedule 3, neither the Corporation nor any Subsidiary is obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or as proposed to be conducted or otherwise.

                     ii. Any and all Intellectual Property in connection with the Corporation's and each Subsidiary's business which was developed, is currently being developed, or will be developed in the future, by any employee of each Subsidiary, shall be the property solely of such Subsidiary. The Corporation and each Subsidiary has taken security measures to protect the secrecy, confidentiality and value of all the Intellectual Property, which measures are reasonable and customary in the industry in which the Corporation and the Subsidiaries operate. Except as set forth on Section 3.k.
(ii) of Schedule 3, each Subsidiary's past and present employees and other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Intellectual Property, or who has knowledge of or access to information about the Intellectual Property have entered into a written agreement with the Subsidiary, in the case of the Nogatech California, in the form set forth as EXHIBIT N attached hereto and incorporated by reference herein (the "U.S. Proprietary Information and Non-Competition Agreement"), and in the case of Nogatech Ltd., in the form set forth as EXHIBIT O attached hereto and incorporated by reference herein (the "Israeli Proprietary Information and Non-Competition Agreement").

                     iii. Neither the Corporation nor any Subsidiary has received any communications alleging that the Corporation or any Subsidiary has violated or by conducting its business as proposed, would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. To the best of the Corporation's knowledge, none of either Subsidiary's employees are obligated under any contract

(including licenses, covenants or commitments of any nature) or other agreement, or are subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Corporation or any Subsidiary, as applicable, or that would conflict with the Corporation's or any Subsidiary's business as conducted and as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Corporation's or either Subsidiary's business by the employees of either Subsidiary, nor the conduct of the Corporation's or the Subsidiary's business as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which either of the Subsidiaries' employees are obligated. It is not, and will not become, necessary to utilize any inventions of either of the Subsidiary's employees (or people either Subsidiary currently intends to hire) made prior to their employment by Subsidiary, other than those that have been assigned to the Subsidiaries pursuant to the U.S. Proprietary Information and Non-Competition Agreement or the Israeli Proprietary Information and Non-Competition Agreement, as applicable, signed by such employee.

              l. TAXES. Neither the Corporation nor any Subsidiary has made any elections under applicable laws or regulations (other than elections related solely to methods of accounting, depreciation or amortization) that would have a material adverse effect on the Corporation or any Subsidiary, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or assets. Each of the Corporation and each Subsidiary is current in the payment of all its tax liabilities and has not received notice of any tax delinquencies.

              m. CONTRACTS. Section 3.m. of Schedule 3 contains a true and complete list of all written and oral contracts and agreements to which either the Corporation or any Subsidiary is a party or by which either of its property is bound, except for those contract or agreements which if terminated would not have a material adverse effect on the Corporation's or any Subsidiary's business, prospects, condition (financial or otherwise) affairs, operations or assets. To the best of the Corporation's knowledge, each of such contracts and agreements is in full force and effect, and none of the Corporation, any Subsidiary or, to the best of the Corporation's knowledge, any other party thereto is in breach thereof, except for a breach which would not have a material adverse effect on the Corporation's or any Subsidiary's business, prospects, condition (financial or otherwise) affairs, operations or assets. True and correct copies of all such contracts identified on Section 3.m. of Schedule 3 have been delivered to Investor. Except as set forth in Section 3.m. of Schedule 3 hereto, neither the Corporation nor any Subsidiary has employment or consulting contracts, deferred compensation agreements or bonus, incentive, profit-sharing, or pension plans currently in force and effect, or any understanding with respect to any of the foregoing, except for those contracts, agreements, plans or understandings which if enforced would not have a material adverse effect on the Corporation's or any Subsidiary's business, prospects, condition (financial or otherwise) affairs, operations or assets. Neither the Corporation nor any Subsidiary has either received or served any notice of termination under any agreement or contract identified in Section 3.m. of
Schedule 3.

              n. LITIGATION. No action, proceeding or governmental inquiry or investigation is pending or threatened against the Corporation, any Subsidiary or any of the Corporation's or any Subsidiary's officers, directors, or employees (in their capacity as such), or against any of the Corporation's or any Subsidiary's properties, before any court, arbitration board or tribunal or administrative or other governmental agency, nor is there any basis for the foregoing, which if decided against the Corporation or any Subsidiary, as the case may be, would have a material adverse effect on the Corporation's or any Subsidiary's, as applicable, business, prospects, condition (financial or otherwise) affairs, operations or assets. The foregoing includes, without limiting its generality, actions pending or threatened involving the prior employment of any of the Corporation's or any Subsidiary's employees or use by any of them in connection with the Corporation's or any Subsidiary's business of any information, property or techniques allegedly proprietary to any of their former employers. Neither the Corporation nor any Subsidiary is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by the Corporation or any Subsidiary currently pending or that the Corporation or any Subsidiary intends to initiate.

              o. NO PUBLIC OFFER. Neither the Corporation nor anyone acting on its behalf has offered or will offer securities of the Corporation or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make issuance and sale of the Purchased Shares not exempt from the registration requirements of Section 5 of the

U.S. Securities Act of 1933, as amended (the "Securities Act") or the Israeli Securities Law, 1968. Assuming Investor's representations and warranties contained herein are true and correct as of the Closing, none of the Purchased Shares issued and outstanding has been offered or sold in such a manner as to make the issuance and sale of such Purchased Shares not exempt from such registration requirements, and all such Purchased Shares have been offered and sold in compliance with all applicable federal and state securities laws.

              p.     INTERESTED PARTY TRANSACTIONS.  Except as set forth in
Section 3.p. of Schedule 3 attached hereto, no officer, director or Stockholder of the Corporation, or any affiliate of any such person or entity of the Corporation, has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Corporation or any Subsidiary, or (B) purchases from or sells or furnishes to the Corporation or any subsidiary any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Corporation is a party or by which it may be bound or affected. Except as set forth in
Section 3.p. of Schedule 3 attached hereto, there are no existing arrangements or proposed transactions between the Corporation or any Subsidiary and any of either the Corporation's or either Subsidiary's officers, directors, or holders of more than 5% of the capital stock of the Corporation, or any affiliate or associate of any such person. Except as set forth in Section 3.p. of Schedule 3 attached hereto, no employee, Stockholder, officer, or director of the Corporation or Subsidiary is indebted to the Corporation or Subsidiary, nor is the Corporation or any Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them.

              q.     BROKERS.  Except as set forth in Section 3.q. of
Schedule 3 hereto, no agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Corporation are or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Corporation in connection with any of the transactions contemplated under this Agreement. The Corporation agrees to indemnify and hold Investor harmless from and against any claim or liability resulting from any party claiming any such commission or fee, if such claims shall be contrary to the foregoing statement.

              r. FULL DISCLOSURE. Neither this Agreement, its Schedule nor any certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made. There is no material fact or information relating to the business, prospects, condition (financial or otherwise), affairs, operations, or assets of the Corporation that has not been disclosed to the Investor in writing by the Corporation.

              s. EFFECTIVENESS; SURVIVAL; INDEMNIFICATION. Each representation and warranty herein is deemed to be made on the date of this Agreement and at the Closing, and shall survive and remain in full force and effect after the Closing. In the event of any breach or misrepresentation of any covenant, warranty or representation made by the Corporation under this Agreement, the Corporation shall indemnify the Investor and hold them harmless from any and all loss, damage (including, without limitation, any decrease in the value of the Purchased Shares), liability and expense (including reasonable legal fees and costs)("Losses") sustained or incurred by Investor as a result of or in connection with said breach or misrepresentation for a period of three (3) years following the Closing, except with respect to Losses which may be incurred as a result of a breach of the representations contained in Sections j, k and l of this Section 3, with respect to which the Corporation's indemnification obligation shall remain in effect for a period of five (5) years following the Closing.

              t. USE OF PROCEEDS. The Corporation shall use the proceeds of this financing only for (i) working capital purposes; or (ii) capital investment.

              u. EMPLOYEES. Neither the Corporation nor any Subsidiary have employment agreements with any officer or employee or any other consultant or person which is not terminable by it at will, without liability, upon thirty (30) days prior notice. As of the date hereof, neither the Corporation nor any Subsidiary have deferred compensation covering any of its officers or employees. Each of the Corporation and each Subsidiary have complied with all applicable employment laws. Section 3.m. of Schedule 3 attached hereto lists all employment, non-competition and confidentiality agreements between the Corporation and each Subsidiary and any employee or consultant of the Corporation and either the Subsidiary and true and correct copies of such agreements have been delivered to the Investor. To the best of the Corporation's knowledge, neither the Corporation nor any

Subsidiary is aware that any officer or any key employee, including without limitation, any hardware or software engineer of the Corporation or any Subsidiary, or that any group of key employees, including without limitation, any group of hardware or software engineers of the Corporation or any Subsidiary, intends to terminate his or their employment with the Corporation or any Subsidiary, nor does the Corporation or any Subsidiary have a current intention to terminate the employment of any officer, key employee or group of key employees, including without limitation, any hardware or software engineer or group of hardware or software engineers of the Corporation or any Subsidiary.

              v. A true and correct copy of the Business Plan as in effect as of December 1999 is attached hereto as EXHIBIT P (the "Business Plan"). The parties are aware that the Business Plan is based upon various estimates and assumptions, and contains certain forecasts of results and operations of the Corporation. Such estimates, assumptions and forecasts are subject to significant uncertainties and contingencies, many of which are beyond the Corporation's control. There is no assurance that such estimates, assumptions and forecasts will be realized, and actual results may vary significantly from those shown. The Corporation does not know of any material fact which contradicts such estimates, assumptions and forecasts in any material respect, and such estimates, assumptions and forecasts represent the Corporation's reasonable professional judgment as of December 1999. The Corporation is not aware of any material adverse changes since that time that would cause the Corporation to believe that such estimates and assumptions and the forecasts derived therefrom are no longer valid.

       4. INVESTOR REPRESENTATIONS AND WARRANTIES. Without derogating from the liability of the Corporation to Investor under this Agreement, Investor represents and warrants to the Corporation that:

              a. INVESTMENT. Investor is acquiring the Purchased Shares and any shares of Common Stock issuable pursuant to conversion of the Purchased Shares (hereinafter collectively the "Securities") for investment for its own account, and not with a present intention to resell in connection with, any distribution thereof, and it has no present intention of selling or distributing any such Securities. Investor understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

              b. RULE 144. Investor acknowledges that because the Securities have not been registered under the Securities Act, the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement under certain circumstances.

              c. NO PUBLIC MARKET. Investor understands that no public market now exists for any securities issued by the Corporation and that it is uncertain whether a public market will ever exist for any such securities.

              d. ACCESS TO DATA. The Investor have had an opportunity to discuss the Corporation's business, management and financial affairs with its management and to obtain any additional information requested by them, that they believe is necessary or appropriate for deciding whether or not to purchase the Securities. Investor acknowledges that no representations or warranties have been made by the Corporation or any agent thereof except as set forth in this Agreement and the attachments thereto.

              e. INVESTMENT EXPERIENCE. Investor is an "Accredited Investor" as that term is defined in Regulation D promulgated by the Securities and Exchange Commission.

              f. PREVIOUS INVESTMENTS. Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated herein.

              g. RISKS. Investor understands that an investment in the Corporation involves a high degree of risk and is suitable only for an investor who can afford a loss of its entire investment and who has no need for liquidity from its investment.

              h. USE OF PROCEEDS. Investor acknowledges and agrees that the Corporation may use the proceeds of this financing for (i) working capital purposes; or (ii) capital investment.

       5. INVESTOR'S CONDITIONS TO CLOSING. The obligations of Investor to purchase the Purchased Shares and transfer funds at the Closing are subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by Investor, which waiver shall be at the sole discretion of Investor:

              a. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Corporation in this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing as if made on the date of the Closing.

              b. COVENANTS. All covenants, agreements, and conditions contained in this Agreement shall be performed, satisfied or complied with by the Corporation prior to the Closing.

              c. CONSENTS, ETC. The Corporation shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and to issue the Purchased Shares to be purchased by Investor at the Closing, and shall have prepared the Amended Certificate.

              d. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Investor and it's counsel, and Investor and their counsel shall have received all such counterpart originals or certified or other copies of such documents as Investor or it's counsel may reasonably request.

              e. DUE DILIGENCE REVIEW. Investor's legal and financial due diligence review of the Corporation shall have been completed to the satisfactory of Investor at their sole discretion.

              f. ABSENCE OF ADVERSE CHANGES. From the date hereof until the Closing, there will have been no material adverse change in the financial or business condition of the Corporation, in the sole judgment of the Investor.

       6. CORPORATION'S CONDITIONS TO CLOSING. The Corporation's obligations to sell and issue the Purchased Shares at the Closing are subject to the fulfillment at or before the Closing of the conditions that:

               a. all covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by Investor prior to the Closing shall have been performed or complied with by Investor prior to or at the Closing;

              b. the representations and warranties made by the Investor in this Agreement shall have been true and correct when made, and shall be true and correct as of the date of the Closing, which conditions may be waived in whole or in part by the Corporation, and which waiver shall be at the sole discretion of the Corporation; and

              c. the Corporation shall have secured all permits, consents, approvals and authorizations that shall be necessary or required to lawfully consummate this Agreements (including all Schedules and Exhibits attached hereto) and to issue the Purchased Shares to be purchased by Investor at the Closing.

       7. RESTRICTIVE LEGENDS. Each Certificate or other written documentation representing any of the Securities which the Investor is purchasing or may purchase hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for the Corporation) shall be stamped or otherwise imprinted with the legends substantially in the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE

SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW."

"A STATEMENT OF THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED ON THE SERIES B CONVERTIBLE PREFERRED STOCK OF THE CORPORATION AND UPON THE HOLDERS THEREOF AS ESTABLISHED BY THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION MAY BE OBTAINED BY ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE AT THE PRINCIPAL OFFICES OF THE CORPORATION."

"THE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK ARE CONVERTIBLE INTO COMMON STOCK AT THE TIMES AND ON THE TERMS SET FORTH IN THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION."

"NOTWITHSTANDING ANY OTHER LEGEND PROVISION CONTAINED HEREIN, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE OR HYPOTHECATION COMPLIES WITH THE TERMS AND PROVISIONS OF THAT CERTAIN SERIES B PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF JANUARY 13, 2000 BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THE SHARES, THAT CERTAIN SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF JANUARY 13, 2000 BY AND AMONG THE CORPORATION, THE HOLDER OF THE SHARES AND THE ORIGINAL HOLDER OF THE SHARES AND THAT CERTAIN SHAREHOLDERS AGREEMENT DATED AS OF JANUARY 13, 2000, BY AND AMONG THE CORPORATION AND THE ORIGINAL HOLDER OF THE SHARES.
ANY SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF SUCH AGREEMENTS SHALL BE VOID AND INVALID."

       The Corporation shall be entitled to enter stop transfer notices on its stock books with respect to the Securities.

       8.     AFFIRMATIVE COVENANTS OF THE CORPORATION.

              a.     REPORTS.  The Corporation shall deliver to each Investor:

                     i. ANNUAL FINANCIAL STATEMENTS. So long as Investor owns shares of the Corporation, or until the Corporation effects a registered underwritten public offering of its Common Stock, the earlier of the two, as soon as practicable, but in any event within 75 days after the end of each fiscal year of the Corporation, a consolidated balance sheet of the Corporation as of the end of such year, and statements of income and statements of cash flow of the Corporation for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with U.S. generally accepted accounting principles (GAAP), audited by a firm of Independent Certified Public Accountants in the State of California and accompanied by an opinion of such firm which opinion shall state that such balance sheet and statements of income and cash flow have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year, and present fairly and accurately the financial position of the Corporation as of their date, and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

                     ii.    QUARTERLY FINANCIAL STATEMENTS.   So long as
Investor owns of record and beneficially at least five percent (5%) of the Corporation's issued and outstanding Series B Stock, or until the Corporation effects a registered underwritten public offering of its Common Stock, the earlier of the two, as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Corporation, an unaudited consolidated balance sheet of the Corporation as at the end of each such period and unaudited consolidated statements of (i) income, (ii) cash flow, and (iii) management's analysis of results and a statement of an executive officer explaining any differences from budget of the Corporation for such period and, in the case of the first, second and third quarterly periods, for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail and certified, by the chief financial officer (or if none, by the chief executive officer) of the Corporation, that such financial statements were prepared in accordance with GAAP applied on a basis consistent with that of preceding periods and, except as otherwise stated therein, fairly present the financial position of the Corporation as of their date subject to (y) there being no footnotes contained therein and (z) changes resulting from year-end audit adjustments.

                     iii. ANNUAL PLAN. So long as Investor owns of record and beneficially at least five percent (5%) of the Corporation's issued and outstanding Series B Stock, the management of the Corporation shall establish annually an operating plan and budget for the Corporation prepared on a quarterly basis (the "Annual Plan"), in consultation with the Corporation's Board of Directors (the "Board"). The Annual Plan for the following year shall be submitted to the Board for its approval and shall be delivered to the each Investor at least thirty (30) days prior to the first day of the year covered by such Annual Plan. The Annual Plan for the year 2000 is attached hereto as EXHIBIT Q and incorporated by reference herein. The Annual Plan for the year 2000 sets forth financial projections for the Corporation for the period from January 1999 through December 2001. The parties are aware that these projections are only estimates and the Corporation's actual financial results may vary significantly from those projections. The actual financial results of the Corporation for the year ended December 31, 1999 are as set forth in the Financial Statements. The Corporation makes no representation or warranty that the financial projections set forth in the Annual Plan for the year 2000 for the period January 2000 through December 2001 will reflect the actual financial results of the Corporation during such time period.

                     iv     MONTHLY SUMMARY. So long as Investor owns of
record and beneficially at least five percent (5%) of the Corporation's issued and outstanding Series B Stock, no later than five (5) business days following the end of each calendar month, the Corporation shall deliver to each Investor a brief summary of the Corporation's and each Subsidiary's activities for such calendar month. The Corporation shall not be obligated to attach financial statements to such monthly summary or refer to financial statements in such monthly summary. Such monthly summary may be prepared by any knowledgeable employee of the Corporation or the Subsidiary.

              b. KEY MAN INSURANCE. No later than 90 days after Closing, the Corporation shall obtain a reasonbale amout of "key man" insurance coverage covering the following employees of Nogatech Ltd.: (i) Arie Heiman, Chief Executive Officer; (ii) Eran Kishon, Senior Asic Engineer; and (iii) Arie Gavrieli,, Vice President Engineering.

              c. DISASTER RECOVERY PLAN. Within 30 days following the Closing, the Corporation shall implement a disaster recover plan which shall require the Corporation and the Subsidiaries to produce and retain back-up copies of its software every two weeks and which shall be stored at an address other than the Corporation's or its Subsidiaries principal place of business.

              d. EMPLOYEE NON-COMPETE AND PROPRIETARY INFORMATION AGREEMENTS. Within 60 days following the Closing, the Corporation shall and shall cause each Subsidiary to amend the terms of its non-competition and proprietary information agreements, as applicable, with its employees in a manner reasonably satisfactory to counsel to Investor and the Corporation.

              e. CO-LEAD MANAGER AND CO-FINANCIAL ADVISOR. The Corporation agrees that following the Closing, prior the consummation of the Corporation's underwritten initial public offering of its Common Stock ("IPO"), (i) the Corporation will consider and consult with Investor as to Investor's or any of its affiliates' participation in the IPO on customary and reasonable terms as a co-lead manager or co-financial advisor to the extent that Investor or any of its affiliates is able to participate in such capacities under applicable laws or regulations, including NASD rules, and
(ii) if Investor or any of its affiliates becomes a co-lead manager or co-financial advisor in the IPO, Investor or its affiliates, as the case may be, will have no direct influence over the valuation or timing of the IPO. Notwithstanding the foregoing, the Corporation shall have no obligation whatsoever to engage Investor or any of its affiliates as a co-lead manager or co-financial advisor for the IPO.

       9.     VISITATION RIGHTS.   Notwithstanding any other provision in
this Agreement, with
respect to the Corporation's Board of Directors, Investor shall have the rights set forth in this Section 9:

              a. VISITATION RIGHTS. As long as Investor holds at least 400,000 of the Purchased Shares of the Corporation's issued and outstanding share capital, Investor shall be entitled to appoint one observer on their behalf (the "Observer") prior to any meeting of the Board of Directors of the Corporation. The Corporation shall invite the Observer to attend all meetings of its Board of Directors in a non-voting observer capacity and, in this respect, shall give the Observer copies of all notices, minutes, consents and other materials that the Corporation provides to its directors. The Corporation reserves the right to exclude the Observer from access to any material or meeting or portion thereof only in those instances where the Corporation believes, upon written advice of counsel (a copy of which shall be delivered to the Investor), that such exclusion is necessary to preserve the attorney-client privilege or for other similar reasons. The Observer may participate in discussions of matters brought to the Board.

              b. CONFIDENTIAL INFORMATION. The Investor agrees to, and agrees to cause its Observer to, hold in confidence and trust and not use or disclose any confidential information provided to or learned in connection with its rights hereunder. This Section 9.b. shall not apply to the following: (1) information available in the public domain; (2) information known to Investor prior to the date of the Board of Directors meeting where the confidential information is first disclosed; and (3) information first learned by Investor or the Observer from a third-party having an unqualified, legal right both to possess and disclose such confidential information to the Investor.

       10. NEGATIVE COVENANTS. Except as otherwise provided by law and in the Corporation's Amended Certificate, the Corporation shall not, without the vote or written consent of the holders of a majority of the shares of Series B Preferred Stock, voting as a separate class:

              a. increase the authorized number of shares of Series B Preferred Stock or the Preferred Stock of the Corporation;

              b. create any new class or series of shares having preference over the Series B Preferred Stock;

              c. merge, consolidate, or reorganize, where such merger, consolidation, or reorganization directly involves more than fifty percent (50%) of the Corporation's Common and Preferred Stock or results in the change of a majority of the members of the Board of Directors;

              d. sell all or substantially all of its assets or permit the sale of any of its Subsidiary's assets or issue more than 50% of the Corporation's or sell or permit the issuance of any of its Subsidiary's Common Stock or Ordinary Shares, as the case may be, in one transaction or a series of related transactions.

              e. enter into a transaction with a related party on terms and conditions which are not done in the ordinary course of business or which are not done on terms and conditions which represent a fair value to the Corporation, unless approved by an Audit Committee that shall be established.

       11.    MISCELLANEOUS.

              a. SURVIVAL. Subject to Section 3.s. herein, the covenants and agreements made herein (other than those set forth in Section 9) shall survive the Closing of the transactions contemplated hereby and shall end upon the consummation of an IPO.

              b. INITIAL PUBLIC OFFERING. The Corporation shall use its best efforts to consummate a public offering of its shares as soon as practical according to the best interests of the Corporation as determined by the Board.

              c. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

              d. ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between and among the parties with regard to the subjects hereof and thereof and supersede all other agreements, including without limitation the Term Sheet dated December 22, 1999 between the parties hereto.

              e. NOTICE. Any notice, payment, report or other communication required or permitted to be given by one party to any other party by this Agreement shall be in writing and either (i) served personally on the other party or parties; (ii) sent by express, registered or certified first class mail, postage prepaid, addressed to the other party or parties at its or their address or addresses as indicated next to their signatures below, or to such other address as any addressee shall have therefor furnished to the other parties by like notice; (iii) delivered by commercial courier to the other party or parties; or (iv) sent by facsimile. Such notice shall be deemed received (A) on the third day after sending if sent by one day courier; (B) to the extent such day is a business day as recognized by the country of sender's principal place of business, on the day of transmission of such notice by facsimile, or, to the extent such day is not a business day as recognized by the country of sender's principal place of business, on the first business day of the sender following the day of transmission, in each case if the recipient has the capability to receive a facsimile at its address, the sender has the capability of obtaining from its facsimile machine a confirmation of transmission and the sender mails to the recipient a copy of such confirmation by regular first class mail no later than the next business day (as recognized by the country of sender's principal place of business) following such transmission; and (C) upon receipt if sent by other methods.

              f. TITLES AND SUBTITLES. The titles of the Sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

              g. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

              h. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware.

              i. DISPUTES. Any dispute arising out of the transactions contemplated by this Agreement shall be adjudicated by a court of competent jurisdiction sitting in the city of Tel Aviv/Jaffa, subject, in any event, to the provisions of section 13(h) of this Agreement. The parties hereby submit themselves to the exclusive jurisdiction of such courts for the purposes hereof.

              j. ATTORNEYS FEES. If either party to this Agreement shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Agreement, the losing party shall pay to the prevailing party a reasonable sum as determined by the court for attorneys fees incurred in bringing such suit and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys fees and costs incurred in enforcing such judgment. For the purposes of this section, attorneys fees shall include, without limitation, fees incurred in the following: (1) post-judgment motions; (2) contempt proceedings; (3) garnishment, levy and debtor and third-party examinations; (4) discovery; and, (5) bankruptcy litigation. Should judicial proceedings be commenced to enforce or carry out this provision or any award or judgment in connection with this Agreement, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief. Either party shall have the right, prior to receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction to avoid injury or prejudice to that party.

              k. EXPENSES. Each of the Corporation and Investor shall pay all its own costs and expenses that it incurs with respect to negotiation, execution, delivery and performance of this Agreement.


                      [THIS SPACE WAS INTENTIONALLY LEFT BLANK]

                      SIGNATURE PAGE TO THE PURCHASE AGREEMENT

If this Agreement is satisfactory to the Purchaser, please so indicate by signing the acceptance on a counterpart of this Agreement and deliver such counterpart to the Corporation whereupon this Agreement will become binding between the Corporation and each such Purchaser in accordance with its terms.


INVESTOR:

NOMURA INTERNATIONAL plc

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-------------------------------------

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By: /s/ K. Yamazse
   ----------------------------------
   (Signature)


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    (Print Name and Title)



CORPORATION:

NOGATECH, INC.
a Delaware corporation
[NEW ADDRESS]

By: /s/ A. Heiman
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   (Signature)


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    (Print Name and Title)